Exhibit 10.1

EXECUTION VERSION

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made as of June 24, 2026 (the “Effective Date”) by and between CIM Real Estate Finance Trust, Inc., a Maryland corporation (“CMFT”), and CIM Finance Holdings, LP, a Delaware limited partnership (“New OP”).

Recitals

A. CMFT is (i) the sole general partner and owns Partnership Units (as defined in the Existing OP Partnership Agreement (as defined below)) comprising 100% of the general partnership interest (the “Existing OP Contributed Interests”) in CIM Real Estate Finance Operating Partnership, LP, a Delaware limited partnership (“Existing OP”), and (ii) the manager and owns 100% of the limited liability company interests (the “CRI REIT IV Contributed Interests” and collectively with the Existing OP Contributed Interests, the “Contributed Interests”) in CRI REIT IV, LLC, a Delaware limited liability company (“CRI REIT IV”).

B. CIM Finance Holdings GP, LLC, a Delaware limited liability company and a direct and wholly owned subsidiary of CMFT, is the sole general partner of New OP and CMFT is the sole limited partner of New OP. As a result, CMFT, either directly or indirectly through a wholly owned subsidiary, owns 100% of the partnership interests in New OP. Pursuant to Section 7.1(e)(i) of the Amended and Restated Agreement of Limited Partnership of Existing OP, dated as of January 20, 2012 (as amended, the “Existing OP Partnership Agreement”), a general partner of Existing OP may transfer all or any portion of its general partnership interest in Existing OP to a wholly-owned subsidiary of such general partner.

C. In compliance with Section 7.1(e)(i) of the Existing OP Partnership Agreement, CMFT intends to contribute all of the Existing OP Contributed Interests to New OP.

D. CMFT and New OP are entering into this Agreement in order to effect the contribution of the Contributed Interests to New OP. Existing OP, by execution of this Agreement, acknowledges its waiver of the requirement in Section 7.2(c) of the Existing OP Partnership Agreement that a substitute general partner of Existing OP be admitted as such only if counsel for Existing OP shall have rendered an opinion that the admission of such substitute general partner is in conformity with the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and that none of the actions taken in connection with the admission of such substitute general partner will cause the loss of any limited partner’s limited liability.

Agreement

Therefore, in consideration of the mutual covenants and agreements set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CMFT and New OP agree as follows:

1. Contribution of the Existing OP Contributed Interests. Effective immediately, CMFT hereby transfers, assigns, and contributes the Existing OP Contributed Interests to New OP and, in exchange therefor, shall be admitted as a limited partner of New OP and receive a percentage interest in New OP equal to CMFT’s Percentage Interest (as defined in the Existing OP Partnership Agreement) immediately prior to the execution of this Agreement.

2. Contribution of the CRI REIT IV Contributed Interests. Effective immediately, CMFT hereby transfers, assigns, and contributes the CRI REIT IV Contributed Interests to New OP, and in exchange therefor, shall receive consideration of $9.00 to be paid by New OP to CMFT on the Effective Date, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

3. Acceptance of the Contributed Interests. New OP hereby accepts the transfer, assignment and contribution of the Contributed Interests pursuant to Sections 1 and 2.

4. Consent to Contribution and Withdrawal. The parties hereto hereby acknowledge the foregoing assignment and contribution and consent to such assignment and contribution, and hereby further consent to the withdrawal of CMFT as the general partner of Existing OP and to the withdrawal of CMFT as a member and manager of CRI REIT IV. By execution of this Agreement by the parties hereto, (a) CMFT hereby withdraws from Existing OP as the general partner thereof, (b) New OP is hereby appointed as the sole general partner of Existing OP and hereby agrees to assume all obligations of the sole general partner of Existing OP and be bound by the terms and provisions of the Existing OP Partnership Agreement applicable to the sole general partner, (c) CMFT is hereby admitted as a limited partner of New OP and hereby agrees to assume all obligations of a limited partner of New OP and be bound by the terms and provisions of the Limited Partnership Agreement of New OP, dated as of May 8, 2026, applicable to limited partners, (d) CMFT hereby withdraws from CRI REIT IV as a member and manager thereof and (e) New OP is hereby appointed as the sole member and manager of CRI REIT IV and hereby agrees to assume all obligations of the sole member and manager of CRI REIT IV and be bound by the terms and provisions of the organizational documents of CRI REIT IV applicable to the sole member and manager.

5. Miscellaneous.

(a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement. This Agreement may be executed and delivered by email or other electronic means (including PDF format) with the same force and effect as if the same were a fully executed and delivered manual counterpart.

(b) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision, covenant or restriction of this Agreement is held by a court or other authority of competent jurisdiction to be invalid, void or unenforceable, or the application of such provision, covenant or restriction to any person or any circumstance, is held by a court or other authority of competent jurisdiction to be invalid, void or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision, covenant or restriction to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(c) Governing Law. This Agreement, and all actions (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of, related to, or in connection with this Agreement), shall be governed by, and enforced in accordance with, the laws of the State of Delaware, including its statutes of limitations, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction (whether of the State of Delaware or any other jurisdiction) would be required thereby.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CIM REAL ESTATE FINANCE TRUST, INC.

By:	/s/ Nathan DeBacker
Name:	Nathan DeBacker
Title:	Chief Financial Officer, Principal Accounting Officer and Treasurer

[Signature Page to the Contribution Agreement]

CIM FINANCE HOLDINGS, LP

By:	CIM Finance Holdings GP, LLC
Title:	General Partner

By:	CIM Real Estate Finance Trust, Inc.
Title:	Sole Member

By:	/s/ Nathan DeBacker
Name:	Nathan DeBacker
Title:	Chief Financial Officer, Principal Accounting Officer and Treasurer

[Signature Page to the Contribution Agreement]

ACKNOWLEDGED, FOR PURPOSES OF RECITAL D, BY:

CIM REAL ESTATE FINANCE OPERATING PARTNERSHIP, LP

By:	CIM Real Estate Finance Trust, Inc.
Title:	General Partner

By:	/s/ Nathan DeBacker
Name:	Nathan DeBacker
Title:	Chief Financial Officer, Principal Accounting Officer and Treasurer

[Signature Page to the Contribution Agreement]